                                                          EX-99.B(h)h2ssafidbd

                                  EXHIBIT C
                                                  Bond or
Name of Bond                                      Policy No.     Insurer

Investment Company                                87015100B ICI
Blanket Bond Form                                           Mutual
                                                            Insurance
                                                            Company
 Fidelity                        $23,500,000
 Audit Expense                        50,000
 On Premises                      23,500,000
 In Transit                       23,500,000
 Forgery or Alteration            23,500,000
 Securities                       23,500,000
 Counterfeit Currency             23,500,000
 Uncollectible Items of
    Deposit                           25,000
 Phone-Initiated Transactions     23,500,000

Directors and Officers/                           87015100D ICI
Errors and Omissions Liability                              Mutual
Insurance Form                                              Insurance
 Total Limit                     $15,000,000                Company

Blanket Lost Instrument Bond (Mail Loss)       30S100639551 Travelers

Blanket Undertaking Lost Instrument
 Waiver of Probate                              42SUN339806 Hartford
                                                            Casualty
                                                            Insurance